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                                                        Exhibit 10(b)(iv)


                                    EXHIBIT I

                                     FORM OF
                              AMENDED AND RESTATED
                               SECURITY AGREEMENT


                  AMENDED AND RESTATED SECURITY AGREEMENT, dated July 27, 1998, made by THE ELDER-BEERMAN STORES CORP., an Ohio corporation (the "Borrower"), ELDER-BEERMAN WEST VIRGINIA, INC. a West Virginia corporation ("EBWVA"), THE EL-BEE CHARGIT CORP., an Ohio corporation ("Chargit"), and THE BEE-GEE SHOE CORP., an Ohio corporation ("Bee-Gee" and, together with the Borrower, EBWVA and Chargit, each, a "Grantor" and collectively, the "Grantors") in favor of CITICORP USA, INC., as agent for the financial institutions party to the Amended and Restated Credit Agreement referred to below (in such capacity, the "Agent").

                              W I T N E S S E T H :
                              - - - - - - - - - -

                  WHEREAS, the Borrower has entered into an Amended and Restated Credit Agreement, dated as of July 27, 1998, with the financial institutions party thereto (the "Lenders"), Citibank, N.A., as issuer (the "Issuer"), and Citicorp USA, Inc. ("CUSA"), as Agent for the Lenders, the Issuer and the Swing Loan Bank (in such capacity, the "Agent") (said Agreement, as it may be amended or otherwise modified from time to time, being the "Amended and Restated Credit Agreement" and capitalized terms not defined herein but defined therein being used herein as therein defined); and

                  WHEREAS, the Borrower owns beneficially and of record 100% of the capital stock of each of EBWVA, Chargit and Bee-Gee and the Borrower and each of EBWVA, Chargit and Bee-Gee are members of the same consolidated group of companies and are engaged in related businesses, and each of EBWVA, Chargit and Bee-Gee will derive direct and indirect economic benefit from the Loans and Letters of Credit; and

                  WHEREAS, each of EBWVA, Chargit and Bee-Gee has entered into a Guaranty, dated December 30, 1997 in the case of Chargit and Bee-Gee, and dated July 27, 1998 in the case of EBWVA, in favor of the Agent for the ratable benefit of the Guarantied Parties (as defined in each Guaranty) (as each may be amended, supplemented or otherwise modified from time to time, being a "Guaranty"); and



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                  WHEREAS, it is a condition precedent to the making of the
Loans and the issuance of the Letters of Credit pursuant to the Amended and Restated Credit Agreement that the Grantors shall have entered into this Agreement;

                  NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to make the Loans and the Issuer to issue the Letters of Credit each Grantor hereby agrees with the Agent on behalf and for the ratable benefit of the Secured Parties as follows:

                  1. DEFINED TERMS. As used in this Agreement, the following terms have the meanings specified below (such meanings being equally applicable to both the singular and plural forms of the terms defined):

                           "ACCOUNT" means any "account," as such term is
                  defined in Section 9-106 of the UCC, now owned or hereafter acquired by a Grantor and, in any event, includes, without limitation, (i) all accounts receivable, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, Documents or Instruments) now owned or hereafter received or acquired by or belonging or owing to such Grantor (including, without limitation, under any trade name, style or division thereof) whether arising out of goods sold or services rendered by such Grantor or from any other transaction, whether or not the same involves the sale of goods or services by such Grantor (including, without limitation, any such obligation which might be characterized as an account or contract right under the UCC), (ii) all of such Grantor's rights in, to and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services, and all of such Grantor's rights to any goods represented by any of the foregoing (including, without limitation, unpaid seller's rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), (iii) all moneys due or to become due to such Grantor under all contracts for the sale of goods or the performance of services or both by such Grantor (whether or not yet earned by performance on the part of such Grantor or in connection with any other transaction), now in existence or hereafter



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                  occurring, including, without limitation, the right to receive the proceeds of said purchase orders and contracts, and (iv) all collateral security and guarantees of any kind given by any Person with respect to any of the foregoing.

                           "ACCOUNT DEBTOR" means any "account debtor," as such
                  term is defined in Section 9-105(1)(a) of the UCC.

                           "BROKER" means any "broker," as such term is defined
                  in Chapter 8 (or Article 8) of the UCC, and in any event shall include, but not be limited to, any Person defined as a broker or dealer under the federal securities laws, but without excluding a bank acting in that capacity.

                           "CHATTEL PAPER" means any "chattel paper," as such
                  term is defined in Section 9-105(1)(b) of the UCC, now owned or hereafter acquired by a Grantor.

                           "CLEARING CORPORATION" means any "clearing
                  corporation," as such term is defined in Chapter 8 (or Article
                  8) of the UCC, and in any event shall include, but not be limited to, any (i) Person that is registered as a "clearing agency" under the federal securities laws, (ii) federal reserve bank, or (iii) other Person that provides clearance or settlement services with respect to Financial Assets that would require it to register as a clearing agency under the federal securities laws but for an exclusion or exemption from the registration requirement, if its activities as a clearing corporation, including promulgation of rules, are subject to regulation by a federal or state Governmental Authority.

                           "COLLATERAL" has the meaning assigned to such
                  term in Section 2 of this Agreement.

                           "CONTRACTS" means all contracts, undertakings or
                  other agreements (other than Chattel Paper, Documents or Instruments) in or under which a Grantor may now or hereafter have any right, title or interest, including, without limitation, with respect to an Account, any agreement relating to the terms of payment or the terms of performance thereof.



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                           "DOCUMENTS" means any "document," as such term is
                  defined in Section 9-105(1)(f) of the UCC, now owned or hereafter acquired by a Grantor.

                           "ENTITLEMENT HOLDER" means any Person identified in
                  the records of a Securities Intermediary as the Person having a Security Entitlement against the Securities Intermediary.

                           "EQUIPMENT" means any "equipment," as such term is
                  defined in Section 9-109(2) of the UCC, now owned or hereafter acquired by a Grantor and, in any event, includes, without limitation, all machinery, equipment, furnishings, fixtures, vehicles, computers and other electronic data-processing and office equipment now owned or hereafter acquired by such Grantor and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

                           "FINANCIAL ASSET" means any financial asset, and in
                  any event shall include, but not be limited to, any (i) Security, (ii) obligation of a Person or a share, participation or other interest in a Person or in property or an enterprise of a Person, which is, or is of a type, dealt in or traded on financial markets, or which is recognized in any area in which it is issued or dealt in as a medium for investment and (iii) any property that is held by a Securities Intermediary for another Person in a Securities Account if the Securities Intermediary has expressly agreed with the other Person that the property is to be treated as a Financial Asset under Chapter 8 (or Article 8) of the UCC.

                           "GENERAL INTANGIBLES" means any "general
                  intangibles," as such term is defined in Section 9-106 of the UCC, now owned or hereafter acquired by a Grantor and, in any event, includes, without limitation, all customer lists, trademarks, patents, rights in intellectual property, licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions (whether patented or patentable or not) and technical information, procedures, designs, knowledge,



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                  know-how, software, data bases, data, skill, expertise,
                  experience, processes, models, drawings, materials and records, goodwill, rights of indemnification and all right, title and interest which such Grantor may now or hereafter have in or under any Contract, now owned or hereafter acquired by such Grantor.

                           "GOVERNMENTAL AUTHORITY" means any nation or
                  government, any federal, state, county, municipal, parish, provincial or other political subdivision thereof and any department, commission, board, court, agency or other instrumentality or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                           "INSTRUMENT" means any "instrument," as such term is
                  defined in Section 9-105(1)(i) of the UCC, now owned or hereafter acquired by a Grantor, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

                           "INVENTORY" means any "inventory," as such term is
                  defined in Section 9-109(4) of the UCC, now owned or hereafter acquired by a Grantor, and wherever located, and, in any event, includes, without limitation, all inventory, merchandise, goods and other personal property now owned or hereafter acquired by such Grantor which are held for sale or lease or are furnished or are to be furnished under a contract of service or which constitute raw materials, work in process or materials used or consumed or to be used or consumed in such Grantor's business, or the processing, packaging, delivery or shipping of the same, and all finished goods.

                           "INVESTMENT PROPERTY" means any investment property,
                  now owned or hereafter acquired, and, in any event, shall include, without limitation, each of the following: (a) any Security, whether certificated or uncertificated, (b) any Security Entitlement, (c) any Securities Account, (d) any Commodity Contract, (e) any Commodity Account, and (f) all proceeds of any of the foregoing.




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                           "ISSUER" means any "issuer," as such term is defined
                  in Chapter 8 (or Article 8) of the UCC, and in any event shall include, but not be limited to, any Person that, with respect to an obligation on or a defense to a Security, (i) places or authorizes the placing of its name on a Security Certificate, other than as authenticating trustee, registrar, transfer agent or the like, to evidence a share, participation or other interest in its property or in an enterprise, or to evidence its duty to perform an obligation represented by the certificate, (ii) creates a share, participation or other interest in its property or in an enterprise, or undertakes an obligation, that is an Uncertificated Security, (iii) directly or indirectly creates a fractional interest in its rights or property, if the fractional interest is represented by a Security Certificate, or (iv) becomes responsible for, or in the place of, another Issuer.

                           "OBLIGATIONS" means, (a) with respect to the
                  Borrower, the Obligations as defined in the Amended and Restated Credit Agreement and all obligations, now existing or hereafter arising, of the Borrower under this Agreement and
                  (b) with respect to EBWVA, Bee-Gee and Chargit, all the obligations, now existing or hereafter arising, of such Grantor under its Guaranty and all obligations, now existing or hereafter arising, of EBWVA, Bee-Gee and Chargit under this Agreement.

                           "PERMITTED LIENS" means Liens permitted by Section
                  7.1 of the Amended and Restated Credit Agreement existing as of the date hereof or to be created hereafter.

                           "PERSON" means any individual, corporation, limited
                  liability company, joint venture, general or limited partnership, association, trust, unincorporated organization or Governmental Authority, or other similar entity.

                           "PROCEEDS" means "proceeds," as such term is defined
                  in Section 9-306(1) of the UCC, and, in any event, shall include, without limitation, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to a Grantor from



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                  time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to a Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of Governmental Authority), and (iii) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

                           "SECURITIES ACCOUNT" means any account to which a
                  Financial Asset is or may be credited in accordance with an agreement under which the Person maintaining the account undertakes to treat the Person for whom the account is maintained as entitled to exercise the rights that comprise the Financial Asset.

                           "SECURITIES INTERMEDIARY" means any (i) Clearing
                  Corporation, or (ii) Person, including a bank or Broker, that in the ordinary course of its business maintains Securities Accounts for others and is acting in that capacity.

                           "SECURITY" means any "security," as such term is
                  defined in Chapter 8 (or Article 8) of the UCC and, in any event, shall include, but not be limited to, any obligation of an Issuer or a share, participation or other interest in an Issuer or in property or an enterprise of an Issuer: (i) which is represented by a Security Certificate in bearer or registered form, or the transfer of which may be registered upon books maintained for that purpose by or on behalf of the Issuer; (ii) which is one of a class or series or but its terms is divisible into a class or series of shares, participations, interests or obligations; and (iii) which (a) is, or is of a type, dealt in or traded on securities exchanges or securities markets or (b) is a medium for investment and by its terms expressly provides that it is a security governed by Chapter 8 (or Article 8) of the UCC.

                           "SECURITY CERTIFICATE" means any certificate
                  representing a Security.



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                           "SECURITY ENTITLEMENT" means any of the rights and
                  property interests of an Entitlement Holder with respect to a Financial Asset.

                           "UCC" means the Uniform Commercial Code as the same
                  may, from time to time, be in effect in the State of New York; PROVIDED, HOWEVER, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the Agent's and the Secured Parties' security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

                           "UNCERTIFICATED SECURITY" means any "uncertificated
                  security," as such term is defined in Chapter 8 (or Article 8) of the UCC, and in any event shall include, but not be limited to, any Security that is not represented by a certificate.

                  2.  GRANT OF SECURITY INTEREST.

                  (a) As collateral security for the full and prompt payment when due (whether at stated maturity, by acceleration or otherwise) of, and the performance of, all of the Obligations for which it is responsible and to induce the Lenders to make the Loans and the Issuer to issue the Letters of Credit pursuant to the Amended and Restated Credit Agreement, each Grantor hereby assigns, conveys, mortgages, pledges, hypothecates and transfers to the Agent, on behalf and for the ratable benefit of the Secured Parties, and hereby grants to the Agent, on behalf and for the ratable benefit of the Secured Parties, a security interest in, all of such Grantor's right, title and interest in, to and under the following (all of which being hereinafter collectively called the "Collateral"):

                                (i) all Accounts;

                               (ii) all Inventory;




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                      (iii)  all General Intangibles that relate to
                  Inventory;

                           (iv) all of the rights (but none of the obligations)
                  of each of the Borrower and Chargit under (x) the Purchase Agreement between the Borrower and Chargit, (y) the Purchase Agreement between Chargit and The El-Bee Receivables Corporation, each dated as of December 30, 1997, and (z) each of the other Securitization Documents, as each such Purchase Agreement or other Securitization Document may be amended, supplemented or otherwise modified from time to time, and including any and all extensions, renewals, replacements and substitutions of either such Purchase Agreement or other Securitization Document;

                           (v) all Chattel Paper, all Contracts and any and all
                  claims of a Grantor for damages arising out of or for breach of or a default under any Contract and the right of a Grantor to perform or to compel performance under any Contract and to exercise all remedies thereunder, all Documents, all Equipment, all General Intangibles (in addition to all General Intangibles in subsection (iii) above), all Instruments, all other goods and personal property of a Grantor whether tangible or intangible or whether now owned or hereafter acquired by a Grantor and wherever located, excluding, however, any Accounts and related property sold pursuant to the Securitization Documents (as defined in the Amended and Restated Credit Agreement); and

                           (vi) to the extent not otherwise included, all
                  Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, including, without limitation, Proceeds in the form of Accounts, Chattel Paper, Contracts, Documents, Equipment, General Intangibles, Instruments and Investment Property.

                  PROVIDED, HOWEVER, that the property described in clause (v) above shall constitute Collateral only as long as the Over-Advance Amount is greater than zero, and upon the reduction of the Over-Advance



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                  Amount to zero, the security interest granted to the Agent pursuant to such clause (v) shall automatically be terminated and released without any action by any party. Upon such termination and release, the Agent, at the expense of the Borrower, will execute and deliver to the Borrower such documents as the Borrower may reasonably request to evidence such termination and release.

                  (b) In addition, as collateral security for the prompt and complete payment when due of the Obligations, each Secured Party is hereby granted a lien and security interest in all property of a Grantor held by such Secured Party or any Affiliate of such Secured Party, including, without limitation, all property of every description, now or hereafter in the possession or custody of or in transit to such Secured Party for any purpose, including safekeeping, collection or pledge, for the account of the Grantor, or as to which a Grantor may have any right or power.

                  3. RIGHTS OF THE SECURED PARTIES; LIMITATIONS ON SECURED PARTIES' OBLIGATIONS. With respect to Accounts,
Contracts, Chattel Paper and Instruments Constituting
Collateral:

                  (a) It is expressly agreed by each Grantor that, anything herein to the contrary notwithstanding, such Grantor shall remain liable under each of the Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder and such Grantor shall perform all of its duties and obligations thereunder, all in accordance with and pursuant to the terms and provisions of each such Contract. Neither the Agent nor any Lender shall have any obligation or liability under any Contract by reason of or arising out of this Agreement or the granting of a security interest in any contract to the Agent on behalf and for the ratable benefit of and the Secured Parties of a security interest therein or the receipt by the Agent or any Lender of any payment relating to any Contract pursuant hereto, nor shall the Agent or any Lender be required or obligated in any manner to perform or fulfill any of the obligations of such Grantor under or pursuant to any Contract, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party



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         under any Contract, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

                  (b) The Agent authorizes each Grantor to collect its Accounts, Chattel Paper and Instruments that are Collateral, provided that such collection is performed in a prudent and businesslike manner, and the Agent may, upon the occurrence and during the continuance of any Event of Default and without notice, limit or terminate said authority at any time. If required by the Agent at any time during the continuance of any Event of Default, any Proceeds, when first collected by such Grantor, received in payment of any such Account or in payment for any of its Inventory or on account of any of its Contracts, shall be promptly deposited by such Grantor in precisely the form received (with all necessary indorsements) in a special bank account maintained by the Agent and subject to withdrawal only by the Agent, as hereinafter provided, and until so turned over shall be deemed to be held in trust by such Grantor for and as the Agent's property and shall not be commingled with such Grantor's other funds or properties. Such Proceeds, when deposited, shall continue to be collateral security for all of the Obligations and shall not constitute payment thereof until applied as hereinafter provided. The Agent shall upon the request of the Majority Lenders apply all or a part of the funds on deposit in said special account to the principal of or interest on or both in respect of any of the Obligations in accordance with the provisions of
         Section 8(d) hereof and any part of such funds which the Majority Lenders elect not so to apply and deem not required as collateral security for the Obligations shall be paid over from time to time by the Agent to such Grantor. If an Event of Default has occurred and is continuing, at the request of the Agent such Grantor shall deliver to the Agent all original and other documents evidencing, and relating to, the sale and delivery of such Inventory or the performance of labor or service which created such Accounts, including, without limitation, all original orders, invoices and shipping receipts.

                  (c) The Agent may at any time, upon the occurrence and during the continuance of any Default or



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         Event of Default, after first notifying the relevant Grantor of its intention to do so, notify Account Debtors of such Grantor, parties to Contracts of such Grantor, obligors of Instruments of such Grantor and obligors in respect of Chattel Paper of such Grantor that the Accounts and the right, title and interest of such Grantor in and under such Contracts, such Instruments and such Chattel Paper have been assigned to the Agent and that payments shall be made directly to the Agent. Upon the request of the Agent, such Grantor will so notify such Account Debtors, parties to such Contracts, obligors of such Instruments and obligors in respect of such Chattel Paper. Upon the occurrence and during the continuance of an Event of Default, the Agent may in its own name or in the name of others communicate with such Account Debtors, parties to such Contracts, obligors of such Instruments and obligors in respect of such Chattel Paper to verify with such Persons to the Agent's satisfaction the existence, amount and terms of any such Accounts, Contracts, Instruments or Chattel Paper.

                  (d) Upon reasonable prior notice to the relevant Grantor (unless an Event of Default has occurred and is continuing, in which case no notice is necessary), the Agent shall have the right to make test verifications of the Accounts and physical verifications of the Inventory of such Grantor in any manner and through any medium that it considers advisable, and each Grantor agrees to furnish all such assistance and information as the Agent may require in connection therewith.

                  4. REPRESENTATIONS AND WARRANTIES. Each Grantor hereby represents and warrants to the Secured Parties as follows:

                  (a) Each Grantor is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its organization.

                  (b) The execution, delivery and performance by each Grantor of this Agreement are within such Grantor's corporate powers, have been duly authorized by all necessary corporate action, do not contravene such Grantor's certificate of incorporation or by-laws, any Requirement of Law or any order or decree of any court, or any Contractual Obligation of such Grantor, and do not result in or require the creation of any



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         Lien (other than pursuant to the Amended and Restated Credit Agreement)
         upon or with respect to any of its properties.

                  (c) No consent, authorization, approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by each Grantor of this Agreement.

                  (d) This Agreement has been duly executed and delivered by each Grantor and is the legal, valid and binding obligation of such Grantor, enforceable against such Grantor in accordance with its terms.

                  (e) There are no pending or threatened actions, investigations or proceeding affecting any Grantor or any of its Subsidiaries before any court, Governmental Authority or arbitrator other than those that in the aggregate could not reasonably be expected to have a Material Adverse Effect.

                  (f) Each Grantor is the sole owner of each item of the Collateral in which it purports to grant a security interest hereunder, having good title thereto, free and clear of any and all Liens, except for the security interest granted pursuant to this Agreement and other Permitted Liens. No material amounts payable under or in connection with any of its Accounts or Contracts (to the extent constituting Collateral) are evidenced by Instruments which have not been delivered to the Agent.

                  (g) No effective security agreement, financing statement, equivalent security or lien instrument or continuation statement covering all or any part of the Collateral is on file or of record in any public office, except such as may have been filed by any Grantor in favor of the Agent pursuant to this Agreement or such as relate to other Permitted Liens.

                  (h) Appropriate financing statements having been filed in the jurisdictions listed on Schedule I hereto, this Agreement is effective to create a valid and continuing first priority Lien on and prior to all other Liens except Permitted Liens. All action necessary or desirable to protect and perfect such



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         security interest in each item of the Collateral has
         been duly taken.

                  (i) Each Grantor's principal place of business and the place where its records concerning the Collateral are kept and the location of its Inventory and Equipment are set forth on Schedule II hereto.

                  (j) The amount represented by each Grantor to the Agent from time to time as owing by each Account Debtor or by all Account Debtors in respect of the Accounts of such Grantor will at such time be the correct amount actually and unconditionally owing by such Account Debtors thereunder.

                  5. COVENANTS. Each Grantor covenants and agrees with the Agent and the Lenders that from and after the date of this Agreement and until the Obligations are fully satisfied:

                  (a) FURTHER DOCUMENTATION; PLEDGE OF INSTRUMENTS. At any time and from time to time, upon the written request of the Agent, and at the sole expense of each Grantor, such Grantor will promptly and duly execute and deliver any and all such further instruments and documents and take such further action as the Agent may reasonably deem desirable to obtain the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, using its best efforts to secure all consents and approvals necessary or appropriate for the assignment to the Agent of any Contract (to the extent constituting part of the Collateral) held by such Grantor or in which such Grantor has any rights not heretofore assigned, the filing of any financing or continuation statements under the UCC with respect to the Liens and security interests granted hereby, transferring Collateral to the Agent's possession (if a security interest in such Collateral can be perfected by possession) and placing the interest of the Agent as lienholder on the certificate of title of any vehicle. Each Grantor also hereby authorizes the Agent to file any such financing or continuation statement without the signature of such Grantor to the extent permitted by applicable law. If any of the Collateral shall be or become evidenced by any Instrument, each Grantor agrees to pledge such Instrument to the Agent and shall duly endorse such



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         Instrument in a manner satisfactory to the Agent and deliver the same to the Agent.

                  (b) MAINTENANCE OF RECORDS. Each Grantor will keep and maintain at its own cost and expense satisfactory and complete records of the Collateral, including, without limitation, a record of all payments received and all credits granted with respect to the Collateral and all other dealings with the Collateral. Each Grantor will mark its books and records pertaining to the Collateral to evidence this Agreement and the Lien and security interests granted hereby. If requested by the Agent, all Chattel Paper that is Collateral will be marked with the following legend: "This writing and the obligations evidenced or secured hereby are subject to the security interest of Citicorp USA, Inc., as the Agent". If requested by the Agent, the security interest of the Agent shall be noted on the certificate of title of each vehicle that is Collateral. For the Agent's and the Lenders' further security, each Grantor agrees that, upon the occurrence and during the continuance of any Event of Default, each Grantor shall deliver and turn over all of such Grantor's books and records pertaining to the Collateral to the Agent or to its representatives at any time on demand of the Agent. Prior to the occurrence of an Event of Default and upon reasonable notice from the Agent, each Grantor shall permit any representative of the Agent to inspect such books and records and will provide photocopies thereof to the Agent all in accordance with the provisions of the Amended and Restated Credit Agreement.

                  (c) INDEMNIFICATION. In any suit, proceeding or action brought by the Agent or any Lender relating to any Account, Chattel Paper, Contract, General Intangible or Instrument constituting Collateral for any sum owing thereunder, or to enforce any provision of any such Account, Chattel Paper, Contract, General Intangible or Instrument, each Grantor will save, indemnify and keep each of the Agent and the Lenders harmless from and against all expense, loss or damage suffered by reason of any defense, set-off, counterclaim, recoupment or reduction of liability whatsoever of the obligor thereunder, arising out of a breach by such Grantor of any obligation thereunder or arising out of any other agreement, Indebtedness or liability at any time owing to, or in favor of, such obligor or its successors from such Grantor, and all such obligations of such Grantor shall be and remain enforceable against and only against such Grantor and shall not be enforceable against the Agent or the Lenders.

                  (d) COMPLIANCE WITH LAWS, ETC. Each Grantor will comply, in all material respects, with all acts, rules, regulations, orders, decrees and directions of any Governmental Authority, applicable to the Collateral or any part thereof or to the operation of such Grantor's business; PROVIDED, HOWEVER, that such Grantor may contest any act, regulation, order, decree or direction in any reasonable manner which shall not, in the sole opinion of the Agent, adversely affect the Agent's rights hereunder or adversely affect the first priority of its Lien on and security interest in the Collateral.

                  (e) PAYMENT OF OBLIGATIONS. Each Grantor will pay promptly when due all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of its income or profits therefrom and all claims of any kind (including, without limitation, claims for labor, materials and supplies), except that no such charge need be paid if (i) such non-payment does not involve any danger of the sale, forfeiture or loss of any of the Collateral or any interest therein, and (ii) such charge is adequately reserved against in accordance with and to the extent required by GAAP.

                  (f) COMPLIANCE WITH TERMS OF ACCOUNTS, ETC. In all material respects, each Grantor will comply with and perform with all obligations, covenants, conditions and agreements with respect to any Account, Chattel Paper, Contract, License and all other agreements to which it is a party or by which it is bound (to the extent constituting Collateral).

                  (g) LIMITATION ON LIENS ON COLLATERAL. No Grantor will create, permit or suffer to exist, and each Grantor will defend the Collateral against and take such other action as is necessary to remove, any Lien on the Collateral except Permitted Liens, and will defend the right, title and interest of the Agent and the Lenders in and to any of such Grantor's rights under the Chattel Paper, Contracts, Documents, Equipment, General Intangibles and Instruments (to the extent constituting Collateral) and to the Inventory and in and to the Proceeds thereof against the claims and demands of all Persons whomsoever.

                  (h) LIMITATIONS ON MODIFICATIONS OF ACCOUNTS. Upon the occurrence and during the continuance of any Event of Default, no Grantor will, without the Agent's prior written consent, grant any extension of the time of payment of any of the Accounts, Chattel Paper or Instruments that are Collateral or compromise, compound or settle the same for less than the full amount thereof, or release, wholly or partly, any Person liable for the payment thereof, or allow any credit or discount whatsoever thereon.

                  (i) MAINTENANCE OF INSURANCE. Each Grantor will maintain, with financially sound and reputable companies, insurance policies (i) insuring its Inventory and, to the extent constituting Collateral, Equipment against loss by fire, explosion, theft and such other casualties as are usually insured against by companies engaged in the same or similar businesses and (ii) insuring such Grantor and the Agent and the Banks against liability for personal injury and property damage relating to such Inventory and, to the extent constituting Collateral, Equipment, such policies to be in such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business, naming the Agent as an additional insured with a lender loss payable clause in favor of the Agent on behalf and for the ratable benefit of the Secured Parties. Each Grantor shall, if so requested by the Agent, deliver to the Agent as often as the Agent may reasonably request, a report of a reputable insurance broker satisfactory to the Agent with respect to the insurance on such Inventory and, to the extent constituting Collateral, Equipment. All insurance with respect to such Inventory and, to the extent constituting Collateral, Equipment shall (i) contain a clause which provides that the Secured Parties' interest under the policy will not be invalidated by any act or omission of, or any breach of warranty by, the insured, or by any change in the title, ownership or possession of the insured property, or by the use of the property for purposes more hazardous than is permitted in the policy, and (ii) provide that no cancellation, reduction in amount or change in coverage thereof shall be effective until at least ten days after receipt by the Agent of written notice thereof.

                  (j) LIMITATIONS ON DISPOSITION. No Grantor will sell, lease, transfer or otherwise dispose of any of the Collateral, or attempt or contract to do so, except as permitted by the Amended and Restated Credit Agreement.

                  (k) FURTHER IDENTIFICATION OF COLLATERAL. Each Grantor will, if so requested by the Agent, furnish to the Agent, as often as the Agent reasonably requests, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Agent may reasonably request, all in reasonable detail.

                  (l) NOTICES. Each Grantor will advise the Agent promptly, in reasonable detail, (i) of any material Lien or claim made or asserted against any of the Collateral, (ii) of any material change in the composition of the Collateral, and (iii) of the occurrence of any other event which would have a material adverse effect on the aggregate value of the Collateral or in the security interests created hereunder.

                  (m) RIGHT OF INSPECTION. Upon reasonable notice to the relevant Grantor (unless an Event of Default has occurred and is continuing, in which case no notice is necessary), the Agent shall at all times have full and free access during normal business hours to all the books and records and correspondence of such Grantor, and the Agent or its representatives may examine the same, take extracts therefrom and make photocopies thereof, and such Grantor agrees to render to the Agent, at such Grantor's cost and expense after an Event of Default has occurred and is continuing, such clerical and other assistance as may be reasonably requested with regard thereto. Upon reasonable notice to the relevant Grantor (unless an Event of Default has occurred and is continuing, in which case no notice is necessary), the Agent and its representatives shall also have the right to enter into and upon any premises where any of the Inventory or Equipment is located for the purpose of inspecting the same, observing its use or otherwise protecting its interests therein.

                  (n) MAINTENANCE OF EQUIPMENT. Each Grantor will keep and maintain its Equipment, to the extent constituting Collateral, in good operating condition sufficient for the continuation of the business conducted by such Grantor on a basis consistent with past practices, and such Grantor will provide all maintenance and service and all repairs necessary for such purpose.

                  (o) CONTINUOUS PERFECTION. No Grantor will change its name, identity or corporate structure in any manner which might make any financing or continuation statement filed in connection herewith seriously misleading within the meaning of Section 9-402(7) of the UCC (or any other then applicable provision of the UCC) unless such Grantor shall have given the Agent at least 30 days' prior written notice thereof and shall have taken all action (or made arrangements to take such action substantially simultaneously with such change if it is impossible to take such action in advance) necessary or reasonably requested by the Agent to amend such financing statement or continuation statement so that it is not seriously misleading. No Grantor will change its principal place of business or remove its records or change the location of its Inventory and, to the extent constituting Collateral, Equipment, each as set forth on Schedule II hereto, unless it gives the Agent at least 30 days' prior written notice thereof and has taken such action as is necessary to cause the security interest of the Agent in the Collateral to continue to be perfected.

                  6.  THE AGENT'S APPOINTMENT AS ATTORNEY-IN-FACT.

                  (a) Each Grantor hereby irrevocably constitutes and appoints the Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, from time to time in the Agent's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute and deliver any and all documents and instruments which the Agent may deem necessary or desirable to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives the Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor to do the following:

                           (i) to ask, demand, collect, receive and give
                  acquittances and receipts for any and all moneys due and to become due under any Collateral and, in the name of such Grantor or in its own name or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other Instruments for the payment of moneys due under any Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Agent for the purpose of collecting any and all such moneys due under any Collateral whenever payable and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Agent for the purpose of collecting any and all such moneys due under any Collateral whenever payable;

                           (ii) to pay or discharge taxes, Liens, security
                  interests or other encumbrances levied or placed on or threatened against the Collateral, to effect any repairs or any insurance called for by the terms of this Agreement and to pay all or any part of the premiums therefor and the costs thereof; and

                           (iii) (A) to direct any party liable for any payment
                  under any of the Collateral to make payment of any and all moneys due, and to become due thereunder, directly to the Agent or as the Agent shall direct; (B) to receive payment of and receipt for any and all moneys, claims and other amounts due, and to become due at any time, in respect of or arising out of any Collateral; (C) to sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with Accounts and other Documents constituting or relating to the Collateral;
                  (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as the Agent may deem appropriate; (G) to license or, to the extent permitted by an applicable license, sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any patent or trademark, throughout the world for such term or terms, on such conditions, and in such manner, as the Agent shall in its sole discretion determine; and (H) generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Agent were the absolute owner thereof for all purposes, and to do, at the Agent's option and such Grantor's expense, at any time, or from time to time, all acts and things which the Agent reasonably deems necessary to protect, preserve or realize upon the Collateral and the Agent's and the Lenders' Lien therein, in order to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

                  (b) The Agent agrees that, except upon the occurrence and during the continuance of an Event of Default, it will forbear from exercising the power of attorney or any rights granted to the Agent pursuant to this Section 6. Each Grantor hereby ratifies, to the extent permitted by law, all that any said attorney shall lawfully do or cause to be done by virtue hereof. The power of attorney granted pursuant to this Section 6, being coupled with an interest, shall be irrevocable until the Obligations are indefeasibly paid in full.

                  (c) The powers conferred on the Agent hereunder are solely to protect the Agent's and the Lenders' interests in the Collateral and shall not impose any duty upon it to exercise any such powers. The Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act, except for its own gross negligence or willful misconduct.

                  (d) Each Grantor also authorizes the Agent, at any time and from time to time upon the occurrence and during the continuance of an Event of Default, (i) to communicate in its own name with any party to any Contract with regard to the assignment of the right, title and interest of such Grantor in and under the Contracts hereunder and other matters relating thereto and (ii) to execute, in connection with the sale provided for in Section 8 hereof, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

                  7. PERFORMANCE BY THE AGENT OF EACH GRANTOR'S OBLIGATIONS. If any Grantor fails to perform or comply with any of its agreements contained herein and the Agent, as provided for by the terms of this Agreement, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the reasonable expenses of the Agent incurred in connection with such performance or compliance, together with interest thereon at the highest rate then in effect in respect of the Loans, shall be payable by such Grantor to the Agent on demand and shall constitute Obligations secured hereby.

                  8. REMEDIES, RIGHTS UPON AN EVENT OF DEFAULT.

                  (a) If an Event of Default shall occur and be continuing, the Agent shall, at the request of the Majority Lenders, or may with the consent of the Majority Lenders, exercise in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing, each Grantor expressly agrees that in any such event the Agent, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon such Grantor or any other Person (all and each of which demands, advertisements and/or notices are hereby expressly waived to the maximum extent permitted by the UCC and other applicable law), may forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give an option or options to purchase, or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange or broker's board or any of the Agent's offices or elsewhere at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption such Grantor hereby releases to the fullest extent permitted by law. Each Grantor further agrees, at the Agent's request to assemble the Collateral and make it available to the Agent at places which the Agent shall reasonably select, whether at such Grantor's premises or elsewhere. The Agent shall apply the net proceeds of any such collection, recovery receipt, appropriation, realization or sale, as provided in Section 8(d) hereof, each Grantor remaining liable for any deficiency remaining unpaid after such application, and only after so paying over such net proceeds and after the payment by the Agent of any other amount required by any provision of law, including
         Section 9-504(1)(c) of the UCC, need the Agent account for the surplus, if any, to such Grantor. To the maximum extent permitted by applicable law, each Grantor waives all claims, damages, and demands against the Secured Parties arising out of the repossession, retention or sale of the Collateral. Each Grantor agrees that the Agent need not give more that ten days' notice of the time and place of any public sale or of the time after which a private sale may take place and that such notice is reasonable notification of such matters. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all amounts to which the Secured Parties are entitled, such Grantor also being liable for the fees and expenses of any attorneys employed by the Agent and the Lenders to collect such deficiency.

                  (b) Each Grantor also agrees to pay all costs of the Agent and the Lenders, including, without limitation, attorneys' fees, incurred in connection with the enforcement of any of its rights and remedies hereunder.

                  (c) Each Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Agreement or any Collateral.

                  (d) The Proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be distributed by the Agent in the following order of priorities:

                  First, to the payment of the costs and expenses of such sale, including, without limitation, all expenses of the Agent and its agents including the fees and expenses of its counsel, and all expenses, liabilities and advances made or incurred by the Agent and the Lenders in connection therewith or pursuant to Section 7 hereof;

                  Next, to the Lenders and the Agent, pro rata, for the payment in full of the Obligations; and

                  Finally, after payment in full of all the Obligations, to the payment to the Grantor of such Collateral, or its successors or assigns, or to whomsoever may be lawfully entitled to receive the same as a court of competent jurisdiction may direct.

                  9. LIMITATION ON THE SECURED PARTIES' DUTY IN RESPECT OF COLLATERAL. No Secured Party shall have any duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of it or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto, except that each Secured Party shall use reasonable care with respect to the Collateral in its possession or under its control. Upon request of the relevant Grantor, the Agent shall account for any moneys received by it in respect of any foreclosure on or disposition of the Collateral.

                  10. NOTICES. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopy, or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered by hand, if to any Grantor, addressed to it at the address indicated on the signature pages hereto, and if to any Secured Party, addressed to it at the address of such Secured Party specified in the Amended and Restated Credit Agreement, or, as to each party, at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section. All such notices and other communications shall, when mailed, telegraphed, telexed, telecopied, cabled or delivered, be effective when deposited in the mails, delivered to the telegraph company, confirmed by telex answerback, telecopied with confirmation or receipt, delivered to the cable company, or delivered by hand to the addressee or its agent, respectively.

                  11. AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement nor consent to any departure by any Grantor therefrom shall in any event be effective unless the same shall be in writing, approved by the Majority Lenders (except where under Section 10.1 of the Amended and Restated Credit Agreement, the approval of each Lender is required) and signed by the Agent, and then any such waiver or consent shall only be effective in the specific instance and for the specific purpose for which given.

                  12. NO WAIVER; REMEDIES. (a) No failure on the part of any Secured Party to exercise, and no delay in exercising any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative, may be exercised singly or concurrently, and are not exclusive of any remedies provided by law or any of the other Loan Documents.

                  (b) Failure by any of the Secured Parties at any time or times hereafter to require strict performance by any Grantor or any other Person of any of the provisions, warranties, terms or conditions contained in any of the Loan Documents now or at any time or times hereafter executed by such Grantor or any such other Person and delivered to any of the Secured Parties shall not waive, affect or diminish any right of any of the Secured Parties at any time or times hereafter to demand strict performance thereof, and such right shall not be deemed to have been modified or waived by any course of conduct or knowledge of any of the Secured Parties, or any agent, officer or employee of any Secured Party.

                  13. SUCCESSORS AND ASSIGNS. This Agreement and all obligations of each Grantor hereunder shall be binding upon the successors and assigns of such Grantor, and shall, together with the rights and remedies of the Agent hereunder, inure to the benefit of the Agent, the Lenders, and their respective successors and assigns.

                  14. GOVERNING LAW. This Agreement shall be governed by, and be construed and interpreted in accordance with, the law of the State of New York. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity and without invalidating the remaining provisions of this Agreement.

                  15. WAIVER OF JURY TRIAL. Each Grantor waives any right it may have to trial by jury in any action or proceeding to enforce or defend any rights or remedies hereunder, under the Amended and Restated Credit Agreement or under any of the other Loan Documents or any other document relating to any of the foregoing.

                  16. FURTHER INDEMNIFICATION. Each Grantor agrees to pay, and to save the Agent and each Lender harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all excise, sales or other similar taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

                  17. SECTION TITLES. The Section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.

                  IN WITNESS WHEREOF, each Grantor has caused this Agreement to be executed and delivered by its duly authorized officer on the date first above written.



Address:                                    THE ELDER-BEERMAN STORES CORP.



                                            By:_________________________
                                               Name:
                                               Title:



Address:                                    ELDER-BEERMAN WEST VIRGINIA


                                            By:_________________________
                                               Name:
                                               Title:


Address:                                    THE BEE-GEE SHOE CORP.


                                            By:_________________________
                                               Name:
                                               Title:


Address:                                    THE EL-BEE CHARGIT CORP.


                                            By:_________________________
                                                Name:
                                                Title:

Accepted and acknowledged by:

CITICORP USA, INC., as Agent


By:______________________________
    Name:
    Title:

                        SCHEDULE I TO SECURITY AGREEMENT


                                     FILINGS
                                     -------

     JURISDICTION                                             FILING OFFICE
     ------------                                             -------------

                        SCHEDULE II TO SECURITY AGREEMENT


                   LOCATION OF RECORDS AND CERTAIN COLLATERAL
                   ------------------------------------------



Principal Place of
Business and
Location of Records
---------------------






Location of
Inventory
and Equipment
--------------